EXHIBIT 10.2

STOCK RESTRICTION AGREEMENT

This Stock Restriction Agreement (this “Agreement”) is made and entered into as of November 16, 2020 (the “Effective Date”) by and between Dolphin Entertainment, Inc., a Florida corporation (the “Company”), and Dolphin Entertainment, LLC (“Stockholder”).

R E C I T A L S

WHEREAS, Stockholder is the owner of 50,000 shares of the Company’s Series C Convertible Preferred Stock (the “Shares”) which are convertible into 18,708,630 shares of the Company’s common stock (“Common Stock”); and

WHEREAS, the parties wish to enter into this agreement to memorialize their agreement of the forgoing.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Stockholder agree as follows.

1.

RESTRICTIONS ON CONVERSION.

(a)

As of the Effective Date, the Stockholder agrees that the conversion of the Shares into Common Stock shall be prohibited until such time as a majority of the independent directors of the board of directors of the Company (the “Independent Directors”) approves a removal of the prohibition.

2.

TERMINATION OF AGREEMENT.

(a)

Termination Upon a Change of Control.  In the event of a Change of Control (as defined below) then immediately prior to such Change of Control, this agreement shall terminate and all restrictions on the Shares shall be terminated. As used in this Agreement, “Change of Control” means (a) any transaction or series of related transactions resulting in a liquidation, dissolution or winding up of the Company, (b) a sale of all or substantially all of the assets of the Company that is followed by a liquidation, dissolution or winding up of the Company, (c) any sale or exchange of the capital stock of the Company by the stockholders of the Company in one transaction or a series of transactions which results in more than fifty percent (50%) of the outstanding voting power of the Company being acquired by persons or entities other than the Stockholder or William O’Dowd or (d) any merger or consolidation (each, a “combination transaction”), in which the Company is a constituent entity or is a party with another entity if, as a result of such combination transaction, in one transaction or series of related transactions, the Stockholder or William O’Dowd does not maintain at least a majority of the total voting power of all voting securities of the surviving entity (or its parent, if applicable) that are outstanding immediately after the consummation of such combination transaction.

3.

RESTRICTIONS ON TRANSFERS.

(a)

Transfer or Encumbrances.  Unless approved by the Independent Directors, any sale, hypothecation, encumbrance or other transfer of any of the Shares is strictly prohibited and shall be void.

4.

GENERAL PROVISIONS.

(a)

Successors and Assigns, Assignment.  Any assignment of rights and obligations by any party to this Agreement requires the prior written consent of the other party hereto.  This Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

(b)

Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Florida, without giving effect to that body of laws pertaining to conflict of laws.

(c)

Notices.  Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following:  (a) at the time of personal delivery, if delivery is in person; (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (c) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.  All notices for delivery outside the United States will be sent by express courier.  All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement or at such other address as such other party may designate by one of the indicated means of notice herein to the other party hereto.

(d)

Titles and Headings.  The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.  Unless otherwise specifically stated, all references herein to “Sections” and “Exhibits” will mean “sections” and “exhibits” to this Agreement.

(e)

Amendments and Waivers.  This Agreement may be amended only by a written agreement executed by each of the parties hereto.  No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought.  Any amendment effected in accordance with this Section 4(e) will be binding upon all parties hereto and each of their respective successors and assigns.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.  No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

(f)

Severability.  If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.  Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

(g)

Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

(h)

Further Assurances.  The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

(i)

Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.  This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the parties hereto have executed this Stock Restriction Agreement as of the date first written above.

STOCKHOLDER:		COMPANY:

DOLPHIN ENTERTAINMENT, LLC		DOLPHIN ENTERTAINMENT, INC.

/s/William O’Dowd		By:	/s/Mirta Negrini
By:	William O’Dowd	Name:	Mirta Negrini
Title:	Managing Member	Title:	Chief Financial Officer

Address:	Address:	150 Alhambra Circle, Suite 1200,
Coral Gables, FL 33134